FOR IMMEDIATE RELEASE	May 19, 2014

	Contact:	Susan M. Jordan
732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

FREEHOLD, N.J., May 19, 2014…….Monmouth Real Estate Investment Corporation (NYSE:MNR) (the “Company”), a real estate investment trust (REIT) specializing in net-leased industrial properties, today announced that it has commenced a public offering of 7,000,000 shares of its common stock (the “Common Stock”). The Company intends to grant the underwriters a 30-day option to purchase up to 1,050,000 additional shares of Common Stock.

The Company intends to use the net proceeds from the offering to repay borrowings outstanding under its unsecured revolving credit facility, to purchase properties and fund expansions of existing properties in the ordinary course of its business and for general corporate purposes.

BMO Capital Markets Corp. and J.P. Morgan are the joint book-running managers for the offering. Wunderlich Securities, D.A. Davidson & Co. and CSCA are co-managers for the offering.

The offering will be made pursuant to the Company’s currently effective shelf registration statement filed with the Securities and Exchange Commission.

The offering of these securities will be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained, when available, by contacting BMO Capital Markets Corp. at 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Department, or emailing bmoprospectus@bmo.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or calling 1-866-803-9204.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968 and one of the oldest public equity REITs in the U.S., specializes in net-leased industrial properties subject to long-term leases primarily to investment grade tenants.  The Company is a fully integrated and self-managed real estate company, whose property portfolio consists of eighty-one properties located in twenty-seven states, containing a total of approximately 10.7 million rentable square feet.  In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.